Exhibit 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2013 and 2012	3

Balance Sheet as of June 30, 2013 and December 31, 2012	4

Statement of Cash Flows for the six months ended June 30, 2013 and 2012	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2012	2013	2012

Operating Revenues	$12,906	$9,415	$43,150	$35,001

Operating Expenses
Operation
Natural gas purchased	5,695	3,317	20,797	15,682
Operation and maintenance	4,202	3,594	8,240	7,260
Depreciation and amortization	1,748	1,666	3,486	3,312
Taxes - other than income taxes	652	631	1,375	1,324
Total Operating Expenses	12,297	9,208	33,898	27,578
Operating Income	609	207	9,252	7,423

Other Income and (Deductions), net	246	221	464	1,335

Interest Charges, net
Interest on long-term debt	699	726	1,398	1,454
Other interest, net	1	1	5	4
	700	727	1,403	1,458
Amortization of debt expense and redemption premiums	30	30	59	59
Total Interest Charges, net	730	757	1,462	1,517

Income (Loss) Before Income Taxes	125	(329)	8,254	7,241

Income Taxes	38	(141)	3,215	2,719

Net Income (Loss)	$87	$(188)	$5,039	$4,522

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Income (Loss)	$87	$(188)	$5,039	$4,522
Other Comprehensive Income (Loss), net	(26)	2	(28)	24
Comprehensive Income (Loss)	$61	$(186)	$5,011	$4,546

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Current Assets
Unrestricted cash and temporary cash investments	$5,238	$2,032
Accounts receivable less allowance of $1,266 and $767, respectively	6,120	7,925
Unbilled revenues	331	1,615
Current regulatory assets	3,320	2,912
Deferred income taxes	1,640	909
Natural gas in storage, at average cost	2,748	3,908
Current portion of derivative assets	-	1,000
Other	2,808	2,818
Total Current Assets	22,205	23,119

Other investments	1,253	1,357

Net Property, Plant and Equipment	123,797	121,682

Regulatory Assets (future amounts owed from customers through the ratemaking process)	39,592	44,612

Deferred Charges and Other Assets
Unamortized debt issuance expenses	862	920
Goodwill	51,932	51,933
Other	-	7
Total Deferred Charges and Other Assets	52,794	52,860

Total Assets	$239,641	$243,630

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	2,830	4,873
Accrued liabilities	5,094	5,893
Interest accrued	833	833
Taxes accrued	8,500	3,911
Intercompany loan payable	-	7,000
Total Current Liabilities	19,650	24,903

Noncurrent Liabilities
Pension accrued	8,242	8,198
Environmental remediation costs	3,500	3,500
Other	10,532	10,353
Total Noncurrent Liabilities	22,274	22,051

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	24,424	25,312

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	28,209	26,863

Commitments and Contingencies

Capitalization
Long-term debt	35,011	35,479

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	3,990	2,911
Accumulated other comprehensive income (loss)	(12)	16
Net Common Stock Equity	110,073	109,022

Total Capitalization	145,084	144,501

Total Liabilities and Capitalization	$239,641	$243,630

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$5,039	$4,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,545	3,371
Deferred income taxes	(1,610)	(1,709)
Pension expense	955	552
Other non-cash items, net	4,839	3,234
Changes in:
Accounts receivable, net	1,306	3,816
Unbilled revenues	1,285	1,258
Natural gas in storage	1,160	1,369
Accounts payable	(2,093)	(3,199)
Taxes accrued	4,590	3,493
Accrued liabilities	(799)	(1,193)
Other assets	1,057	(205)
Other liabilities	(774)	(1,006)
Total Adjustments	13,461	9,781
Net Cash provided by Operating Activities	18,500	14,303

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(4,331)	(3,691)
Other	(3)	36
Net Cash used in Investing Activities	(4,334)	(3,655)

Cash Flows from Financing Activities
Intercompany loan payable	(7,000)	-
Payment of common stock dividend	(3,960)	(5,000)
Net Cash used in Financing Activities	(10,960)	(5,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	3,206	5,648
Balance at beginning of period	2,032	2,474
Balance at end of period	$5,238	$8,122

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$59	$247

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2013
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2012	100	$-	$106,095	$2,911	$16	$109,022

Net income				5,039		5,039
Other comprehensive loss, net of tax					(28)	(28)
Payment of common stock dividend				(3,960)		(3,960)
Balance as of June 30, 2013	100	$-	$106,095	$3,990	$(12)	$110,073